PRICING SUPPLEMENT NO. 9 DATED JANUARY 8, 1998                    Rule 424(b)(3)
(To the Prospectus Dated May 1, 1996, and the                 File No. 333-02461
Prospectus Supplement dated May 16, 1996)




                        AIR PRODUCTS AND CHEMICALS, INC.
                           MEDIUM-TERM NOTES, SERIES F
                DUE FROM 9 MONTHS TO 30 YEARS FROM DATE OF ISSUE
                                FIXED-RATE NOTES
                                  -------------

Trade Date: January 8, 1998      Original Issue Date: January 13, 1998         Maturity Date: January 13, 2010

                                                                                     Interest Rate
      Range of Maturities                                                              Per Annum
      -------------------                                                              ---------
From 9 months to less than 1 year.................................................              %
                                                                                       ----------
From 1 year to less than 18 months................................................              %
                                                                                       ----------
From 18 months to less than 2 years ..............................................              %
                                                                                       ----------
From 2 years to less than 3 years.................................................              %
                                                                                       ----------
From 3 years to less than 4 years.................................................              %
                                                                                       ----------
From 4 years to less than 5 years.................................................              %
                                                                                       ----------
From 5 years to less than 6 years.................................................              %
                                                                                       ----------
From 6 years to less than 7 years.................................................              %
                                                                                       ----------
From 7 years to less than 8 years.................................................              %
                                                                                       ----------
From 8 years to less than 9 years.................................................              %
                                                                                       ----------
From 9 years to less than 10 years................................................              %
                                                                                       ----------
From 10 years to less than 11 years...............................................              %
                                                                                       ----------
From 11 years to less than 12 years...............................................              %
                                                                                       ----------
From 12 years to less than 13 years...............................................          6.24%
                                                                                       ----------
From 13 years to less than 14 years...............................................              %
                                                                                       ----------
From 14 years to less than 15 years...............................................              %
                                                                                       ----------
From 15 years to less than 16 years...............................................              %
                                                                                       ----------
From 16 years to less than 17 years...............................................              %
                                                                                       ----------
From 17 years to less than 18 years...............................................              %
                                                                                       ----------
From 18 years to less than 19 years...............................................              %
                                                                                       ----------
From 19 years to less than 20 years...............................................              %
                                                                                       ----------
From 20 years to less than 21 years...............................................              %
                                                                                       ----------
From 21 years to less than 22 years...............................................              %
                                                                                       ----------
From 22 years to less than 23 years...............................................              %
                                                                                       ----------
From 23 years to less than 24 years...............................................              %
                                                                                       ----------
From 24 years to less than 25 years...............................................              %
                                                                                       ----------
From 25 years to less than 26 years...............................................              %
                                                                                       ----------
From 26 years to less than 27 years...............................................              %
                                                                                       ----------
From 27 years to less than 28 years...............................................              %
                                                                                       ----------
From 28 years to less than 29 years...............................................              %
                                                                                       ----------
From 29 years up to and including 30 years........................................              %
                                                                                       ----------

Principal Amount:  $50,000,000.00

Face Amount: $50,000,000.00

Issue Price:  Par

Net Proceeds to Issuer:  $49,921,000.00

Specified Currency: U.S. Dollars                          Exchange Rate Agent: Lehman Brothers Inc.
(If other than U.S. dollars, see attached)

Interest Payment Dates:  December 15 and June 15          Record Dates:  December 1 and June 1
         First Interest Payment on June 15, 1998

Agent's Commission:  $79,000.00                           Agent:  Lehman Brothers Inc.

Global Note:       |X|Yes         |_|No                   Form: |X| Book-Entry  |_|  Certificated

Depositary:  DTC

Redemption:  Check box opposite applicable sentence.
      |X|  The Notes cannot be redeemed prior to maturity.
      |_|  The Notes may be redeemed prior to maturity.
      Terms of Redemption:

Repayment:  Check the box opposite applicable sentence.
      |X|  The Notes cannot be repaid prior to maturity.
      |_|  The Notes may be repaid prior to maturity.
      Terms of Repayment:

Additional Terms: